As filed with the Securities and Exchange Commission on September 3, 2004 Reg. No. 33

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

FAMILY ROOM ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico	85-0206160
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

8530 Wilshire Blvd. Suite 420
Beverly Hills, California 90211
(Address of principal executive offices)
________________________________________________

AMENDED 2004 CONSULTING AND LEGAL SERVICES PLAN

(Full title of plan)
________________________________

George Furla
President
8530 Wilshire Blvd. Suite 420
Beverly Hills, California 90211
(Name and address of agent for service)
(310) 659-9411
(Telephone number, including area code of agent for service)

Copy to:
Owen Naccarato, Esq.
19600 Fairchild, Suite 260
Irvine, CA 92612
(949) 851-9261

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum Aggregate offering Price	Amount of Registration fee
Common Stock ($.01 par value)	25,000,000	$0.065	$1,625,000	$205.89
Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the bid and asked prices per share of the registrant’s common stock reported by the OTC Nasdaq Stock Market on September 1, 2004.

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EXPLANATORY NOTE

The Company is offering shares of its common stock to various individuals for consulting and legal services performed on the Company's behalf. This issuance of shares is being made pursuant to an Amendment to the Consulting and Legal Services Plan adopted by the Board of Directors on January 2, 2004. The Board has equated this number of shares to the value of the legal or consulting services provided or to be provided by these individuals. The shares issued hereunder to eligible participants who are not affiliates of the Company as defined in Rule 405 of the Securities Act will not be subject to any resale restrictions. The Plan is not qualified under ERISA.

The Amendment to the plan contains shares that constitute "control securities" under General Instruction C to Form S-8. These control securities may be offered and sold on a continuous or delayed basis in the future under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

This registration statement contains two parts. The first part contains an "offer prospectus" prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8.

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OFFER PROSPECTUS

FAMILY ROOM ENTERTAINMENT CORPORATION

25,000,000 Shares of Common Stock
under the AMENDED 2004 CONSULTING AND LEGAL SERVICES PLAN
of Family Room Entertainment Corporation

The shares we are registering are either currently held by or will be issued to certain of our stockholders, employees and consultants upon the exercise of stock options or the issuance of shares granted under our Amended 2004 Consulting and Legal Services Plan. We will pay the expenses of registering the shares.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "FMLY." On September 1, 2004, the closing price of our common stock was $0.065 per share.

You should carefully consider the "Risks Factors" section beginning on page 8 of this Offer Prospectus.

These shares have not been approved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined whether this Prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

The date of this Offer Prospectus is September 2, 2004.

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TABLE OF CONTENTS

SUMMARY	5

RISK FACTORS	6

PROCEEDS FROM SALE OF THE SHARES	9

SELLING STOCKHOLDERS	9

HOW THE SHARES MAY BE DISTRIBUTED	10

LEGAL	12

EXPERTS	12

WHERE YOU CAN FIND MORE INFORMATION	12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	12

INDEMNIFICATION OF DIRECTORS AND DIRECTORS	13

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SUMMARY

Family Room Entertainment Corporation

Family Room Entertainment Corp. (“FMLY”) is engaged in key aspects of motion picture entertainment, including production, production services, finance and distribution. FMLY develops, produces and performs production-related services for the entertainment industry mainly through three wholly owned subsidiaries: Emmett/Furla Films Productions Corp. (EFFP), a motion picture development, production and production-related service entity that primarily develops, produces and provides production-related services for motion pictures intended for worldwide theatrical release; Emmett Furla Films Distribution LLC (EFFD), which was set up to oversee and arrange world wide distribution of FMLY's entertainment projects and properties, and E F F Independent, Inc.( EFFI)., which was setup primarily to develop and produce action adventure and family-oriented motion pictures for television and home video distribution, as well as episodic television and Internet programming. In addition, EFFP's subsidiary, Good Entertainment Service, Inc., is a production servicing company.

Additionally, FMLY’s subsidiaries Family Room Live Entertainment, Inc (FRLE) and Spotlight One LLC arrange for live performances and home entertainment for the film industry.
EFFI has two wholly owned subsidiaries, Family Room Entertainment Music Publishing Corp., and Emmett/Furla Films Music Publishing Com., which oversee FMLY’s, EFFI's, EFFP's and their subsidiaries' music publishing (ancillary rights associated with the creation of original music for motion pictures, live entertainment and home entertainment).

FMLY's feature film division, Emmett/Furla Films Productions Corp., develops and produces low- to medium-budget films. FMLY's low- to medium-budget films have had production budgets ranging from less than $1 million to $30 million, although FMLY, from time to time, may produce and release films having higher or much higher budgets. FMLY's low-budget films are primarily targeted for direct distribution to the television and home video markets and its medium-budget films are generally targeted for initial theatrical release. FMLY generally retains distribution rights, when available, through Emmett/Furla Films Distribution, LLC. FMLY's films generally are distributed by third-party licensees domestically and by third-party sales agents internationally.

For the nine months ended March 31, 2004, we generated revenues in the amount of $676,202 and a net loss of $2,594,123. In addition, for the year ended June 30, 2003, we generated revenue in the amount of $1,005,441 and a net loss of $2,258,164. Our accumulated deficit for the year ended June 30, 2003 was ($13,062,554).

Our principal offices are located at 8530 Wilshire Boulevard, Suite 420, Beverly Hills, California 90211, and our telephone number is (310) 659-9411. We are a New Mexico corporation.

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Risk Factors

An investment in shares of FMLY’s Common Stock involves a high degree of risk. You should carefully consider the following information which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy FMLY’s common stock. If any of the following risks actually occur, FMLY’s business would likely suffer. In these circumstances, the market price of FMLY’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

Our success depends on the unpredictable commercial success of the films we produce

Operating in the feature film industry involves a substantial degree of risk. Each feature film is an individual artistic work, and unpredictable audience reactions primarily determine commercial success. The commercial success of feature film also depends upon the quality and acceptance of other competing programs or feature films released into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, all of which are subject to change and cannot be predicted with certainty. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities.

The production, completion and distribution of feature films require a significant amount of capital.

Although we intend to continue to reduce the risks of our financial involvement in the production costs of our productions through financial assistance from distributors there can be no assurance that we will continue to successfully implement such arrangements or that we would not be subject to substantial financial risks relating to the production, completion and release of future television programs and feature films. In addition, a significant amount of time may elapse between our expenditure of funds and the receipt of revenues from our television programs or feature films.

Budget Overruns May Adversely Affect Our Business.

Actual motion picture costs may exceed their budget, sometimes significantly. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production of a television program or motion picture. No assurance can be given as to the availability of such financing on terms acceptable to us. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on our business, results of operations or financial condition.

Distributors' Failure to Promote Our Films May Adversely Affect Our Business.

Decisions regarding the timing of release and promotional support of our feature films are important in determining the success of a feature film. As with most production companies, for our product distributed by others we do not control the timing and manner in which our distributors distribute our feature films. Although our distributors have a financial interest in the success of any such feature film, any decision by our distributors not to distribute or promote one of our feature films or to promote competitors' feature films to a greater extent than it promotes ours could have a material adverse affect on our business, results of operations or financial condition.

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Required estimates and assumptions in reporting our film operating results may differ from actual results.

We generate a majority of our future revenue from the development and production of feature films. Our future revenues will depend upon the timing and the level of market acceptance of our feature films, as well as upon the cost to produce, distribute and promote these feature films. The revenues derived from the production of a feature film depend primarily on the feature film's acceptance by the public, which cannot be predicted and do not necessarily bear a direct correlation to the production costs incurred. The commercial success of a feature film also depends upon promotion and marketing and certain other factors. Accordingly, our revenues are, and will continue to be, extremely difficult to forecast.

Our Operating Results May Fluctuate Significantly. We expect that our future operating results will fluctuate significantly as a result of, among other factors:

- the timing of domestic and international releases of current and future feature films we produce;

- the success of our feature films;

- the timing of the release of related products into their respective markets;

- the costs to distribute and promote the feature films;

- the success of our distributors in marketing our feature films;

- the timing of receipt of proceeds generated by the feature films from distributors;

- the introduction of new feature films by our current and future competitors;

- the timing and magnitude of operating expenses and capital expenditures;

- the level of unreimbursed production costs in excess of budgeted maximum amounts;

- the timing of the recognition of advertising costs for accounting purposes under SoP 00-2; and

- general economic conditions, including continued slowdown in advertiser spending.

As a result, we believe that our results of operations may fluctuate significantly, and it is possible that our operating results could be below the expectations of equity research analysts and investors.

Revenues and Costs Recognized in Certain Periods May be Overstated or Understated Due to estimates inherent in the application of entertainment accounting policies.

In preparing our financial statements in accordance with Generally Accepted Accounting Principles, we follow the guidance issued by the American Institute of Certified Public Accountants for Accounting by Producers or Distributors of Films contained in Statement of Position 00-2 ("SoP 00-2"). Under SoP 00-2, we recognize revenue on films at the later of the following dates: when films are delivered, or access to the film is available to the customer; when the license period begins; and when the film is unconditionally available to the customers. In addition, the fee must be determinable and collection must be reasonably assured. As a result, our expected cash flows may not necessarily relate to the revenue recognized in a given period. We capitalize costs of producing and developing films and television programs. Capitalized costs include costs of film rights and screenplays, direct costs of production, interest and production overhead. We amortize those costs using the individual film-forecast method, which involves estimating ultimate revenues of each film. We revise our ultimate revenue estimates on a quarterly basis. The cost of film prints is deferred and charged to expense on a straight-line basis over the period of theatrical release. We also estimate participation and residual costs each period, which may vary from the actual paid participation and residual costs. We assess the valuation of our films on a quarterly basis. When events or changes in circumstances indicate that the fair value of a film is less than its unamortized film costs, we write down the film to fair value. Fair value of a film is determined using the discounted cash flow approach based on our estimate of the most likely cash flows and an appropriate discount rate. As a result of uncertainties in these estimation processes, actual results may vary from the estimates.

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Risks Relating to our Stock:

FMLY’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

FMLY’s shares of Common Stock are “penny stocks” as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

  The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
  The brokerage firm’s compensation for the trade.
  The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

  Monthly account statement that gives an estimate of the value of each penny stock in your account.
  A written statement of your financial situation and investment goals.

Legal remedies which may be available to you are as follows:

  If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
  If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
  If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for “penny stocks”, which makes selling them more difficult.

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FMLYs absence of dividends or the ability to pay them places a limitation on any investors return.

FMLY anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, FMLY does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of FMLY's Board of Directors and will depend on FMLY's general business condition.

Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events,
Underlying assumptions for all of the above and other statements which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:

- Our ability to respond to changes in the marketplace
- Competitive factors
- The availability of financing on terms and conditions acceptable to us
- The availability of personnel with the appropriate technical skills

We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds

The selling stockholders are offering all of the shares of common stock in this Offer Prospectus. We will not receive any proceeds from the sale of the shares of common stock, and if all of the options are exercised we will not receive any proceeds in connection with the exercise of stock options relating to such shares of common stock.

                    SELLING STOCKHOLDERS

The shares offered under our Offer Prospectus are being registered for Offers and Sales by selling stockholders who have or may in the future acquire their shares of our common stock by exercising options granted to them under our Amended 2003 Employee Compensation Plan. The selling stockholders named in the following table may resell all, a portion, or none of these shares of our common stock. There is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock offered by them.
Participants under the Amended 2003 Employee Compensation Plan who are deemed to be "affiliates" of the Company who acquire shares of our common stock may be added to the selling stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended

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Selling Stockholder	Shares Beneficially Owned Prior to the Offering (1)		Shares Offered For Sale	Shares Beneficially Owned After Offering If All Offered Shares Are Sold

	Number of Shares	Percentage(3)		Number of Shares	Percentage (4)

George Furla (2)	8,066,667	9.3	4,166,667	3,900,000	3.4

Randall Emmett (2)	6,873,220	7.9	4,166,667	2,706,553	2.4

Mercer D Walton III (2)	1,600,000	1.8	1,600,000	0	0

M. Elaine Grant (2)	1,100,000	1.3	1,100,000	0	0

Owen Naccarato (2)	1,100,000	1.3	1,100,000	0	0

Frank Garbutt (2)	250,000	0.3	250,000	0	0

Rosie Charbonneau (2)	250,000	0.3	250,000	0	0

Jose Jamie (2)	200,000	0.2	200,000	0	0

Avi Lerner (2)	500,000	0.6	500,000	0	0

Danny Dimbort (2)	500,000	0.6	500,000	0	0

Jeff Rice (2)	1,000,000	1.1	1,000,000	0	0

Misc. Other Consultants (2) (3)	10,166,666	11.7	10,166,666	0	0

			25,000,000

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement have been exercised. Unless otherwise indicated, we believe that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) Includes all Shares issued to such named individuals upon the exercise of options and/or straight shares granted under the Amended 2004 Consultant and Legal Services Plan.

(3) Percentages based on 87,037,254 shares outstanding as of August 31, 2004

(3) Percentages based on 112,037,254 shares outstanding after the offering.

HOW THE SHARES MAY BE DISTRIBUTED

The selling shareholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling shareholder will sell any or all of the common stock in this offering. The selling shareholder may use any one or more of the following methods when selling shares:

.   Ordinary brokerage transactions and transactions in which the broker-
dealer solicits purchasers.

.   Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

.   Purchases by a broker-dealer as principal and resale by the broker-
dealer for its own account.

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.   An exchange distribution following the rules of the applicable exchange

.   Privately negotiated transactions

.   Short sales or sales of shares not previously owned by the seller

.   Broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share

.   A combination of any such methods of sale any other lawful method

The selling shareholder may also engage in:

.   Short selling against the box, which is making a short sale when the seller already owns the shares.

.   Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

.   Pledging shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling shareholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be considered to be an "underwriter" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, and will be subject to the prospectus delivery requirements:

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholder and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. The selling shareholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling shareholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

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LEGAL OPINION

Owen Naccarato, Esq., has advised us with respect to the validity of the securities offered by this prospectus.

Experts

The financial statements of Family Room Entertainment Corporation at June 30, 2003, appearing in this Prospectus and Registration Statement have been audited by Ham, Langston & Brezina, L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report or document we file at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0880 for more information about the public reference rooms. Our Securities and Exchange Commission filings are also available from the Securities and Exchange Commission's website located at HTTP://WWW.SEC.GOV.

Quotations for the prices of our common stock appear on the Over-The-Counter Bulletin Board, and reports, proxy statements and other information about us can also be inspected at the offices of the National Association of Securities Dealers, Inc., and 1735 K STREET, N.W., WASHINGTON D.C. 20006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Offer Prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.

We incorporate by reference the following filings and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

The following documents filed by Family Room Entertainment Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2003 and 2002;

(b)the Company’s quarterly report on Form 10-QSB for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004.

(c) the Registrant’s Form S-2 filed on April 3, 1987, pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock;

(d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

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This Offer Prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, as permitted by the SEC's rules and regulations. For further information with respect to us and the common stock offered under this Offer Prospectus, please refer to the registration statement, including the exhibits, copies of which may be obtained from the locations described above. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

You may request, at no cost, a copy of any or all of the information incorporated by reference by writing or telephoning us at: Family Room Entertainment Corporation, 8530 Wilshire Blvd., Beverly Hills, California 90211, (310) 659-9411.

You should only rely on the information incorporated by reference or provided in this Offer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Offer Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Indemnification of Directors and Officer

Section 53-12-2E of the New Mexico Statutes Annotated 1978 provides in general that a company’s articles of incorporation may provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:
(1) the director has breached or failed to perform the duties of the director's office in compliance with Subsection B of Section 53-11-35 NMSA 1978; and (2) the breach or failure to perform constitutes:
(a) negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year; or
(b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year.
Such a provision in the articles of incorporation shall, however, only eliminate the liability of a director for action taken as a director or any failure to take action as a director at meetings of the board of directors or of a committee of the board of directors or by virtue of action of the directors without a meeting pursuant to Section 53-11-43 NMSA 1978, on or after the date when such provision in the articles of incorporation becomes effective.

Article XVI of the Company’s Article of Incorporation provide that the Company shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suite or proceeding to which ha may be made a party by reason of his being or having been a Director or officer of the corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 19333, as amended, or other applicable securities laws. In the event of a settlement before or after action or suite, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

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Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, FMLY has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Family Room Entertainment Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2003 and 2002;

(b)the Company’s quarterly report on Form 10-QSB for the quarter ended September 30, 2003, December 31, 2003 and March 31, 2004.

(c) the Registrant’s Form S-2 filed on April 3, 1987, pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock;

(d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Naccarato & Associates. A portion of the shares being registered herein are being issued to Family Room entertaiment’s attorney in such law firm for services provided to FMLY.

Item 6. Indemnification of Directors and Officers

Section 53-12-2E of the New Mexico Statutes Annotated 1978 provides in general that a company’s articles of incorporation may provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:
(1) the director has breached or failed to perform the duties of the director's office in compliance with Subsection B of Section 53-11-35 NMSA 1978; and  (2) the breach or failure to perform constitutes:
(a) negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year; or
(b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as director or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year.
Such a provision in the articles of incorporation shall, however, only eliminate the liability of a director for action taken as a director or any failure to take action as a director at meetings of the board of directors or of a committee of the board of directors or by virtue of action of the directors without a meeting pursuant to Section 53-11-43 NMSA 1978, on or after the date when such provision in the articles of incorporation becomes effective.

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Article XVI of the Company’s Article of Incorporation provide that the Company shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suite or proceeding to which ha may be made a party by reason of his being or having been a Director or officer of the corporation, except in relation (i) to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for fraud or misconduct, and (ii) to liabilities under the Securities Act of 19333, as amended, or other applicable securities laws. In the event of a settlement before or after action or suite, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Experts

The consolidated financial statements of the company appearing in the Company’s Annual Report (Form 10-KSB) for the year ended June 30, 2003 have been audited by Ham, Langston & Brezina, L.L.P, independent public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ham, Langston & Brezena, L.L.P, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page 19.

Item 9. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i)   To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                           (ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

   (iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2)   That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b)   The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company’s annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on September 3, 2004.

By /s/ George Furla
George Furla, President, Chief Executive Officer, Chief Accounting Officer and Director

                      By /s/ Randall Emmett
Randall Emmett, Chief Operating Officer,
And Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature           Title                   Date

/s/George Furla        Chairman of the Board of Directors   September 3, 2004
George Furla                               President and Chief Executive
                                        Officer and Director

/s/ Randall Emmett      Chief Operating Officer and       September 3, 2004
Randall Emmett       Director

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INDEX TO EXHIBITS

Exhibit NO.	Description	Sequentially Numbered Pages

5.1   Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.45    2004 AMENDED CONSULTING AND LEGAL SERVICES PLAN

23.1   Consent of Ham, Langston & Brezena, L.L.P

                23.2           Consent of Counsel (included as part of Exhibit 5.1)

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